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                                                                     Exhibit 3.2


                     Consumer and Corporate Affairs Canada
                      Consommation et Corporations Canada
                                    FORM 4
                                   FORMULE 4
                       Canada Business Corporations Act
                 Loi sur les societes Commerciales canadiennes
                   ARTICLES OF AMENDMENT (SECTION 27 OR 171)
                            CLAUSES MODIFICATRICES
                              (ARTICLE 27 OU 171)

1. Name of Corporation - Denomination de la societe imagicTV Inc.

2.    Corporation No. - No. de la societe
345065-1

3.    The articles of the above-named corporation are amended as follows:
Les status de la societe ci-haut mentionnee sont modifies de la facon suivante:

(i)   The name of the Corporation shall be changed to ImagicTV Inc.

(ii) The number of directors shall be changed to Minimum of one (1) maximum of ten (10) as the directors may from time to time determine.

(iii) The Rights, Privileges, Restrictions and Conditions attached to the Class A Shares, the Class B Shares and the Class C Shares be amended as set out in Schedule 1 hereto.

Date
June 22, 1998
Signature
Description of Office - Description du poste
Assistant Secretary
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
Filed - Deposee
Jul 06 1998


                                 Schedule "1"
                                 ------------

      The Rights, Privileges, Restrictions and Conditions attached to the Class A Shares, the Class B Shares and the Class C Shares be amended to the intent that the provisions under "Optional Conversion of Class B Shares to Class A Shares" in Schedule I to the Articles of Incorporation be deleted and the following substituted in the place thereof.

OPTIONAL CONVERSION OF CLASS B SHARES TO CLASS A SHARES
-------------------------------------------------------

If:
      a "Conversion Event" occurs, as defined in the Technology Transfer Option Agreement dated January 5, 1998 and entered into between the Corporation, the New Brunswick Telephone Company, Limited and 506048 N.B. Ltd.;

      a take-over bid (as defined in the Securities Act (Ontario)) is made with respect to the Class A Shares;
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     an acquisition of control of the Corporation (for purposes of the Income
                                                                       ------
     Tax Act (Canada)) occurs;
     -------------------------

     the Corporation proposes to sell, lease or otherwise dispose of the whole, or substantially the whole, of the undertaking of the Corporation (other than to one or more wholly-owned subsidiaries of the Corporation or other than by way of mortgage or any other secured debt obligation); or

     the Corporation proposes to voluntarily liquidate, dissolve or wind-up or distribute its assets among its shareholders for the purpose of winding-up its affairs;

     then each holder of Class B Shares shall be entitled at any time and from time to time thereafter to have all or any part of the Class B Shares held by him converted into fully paid and non-assessable Class A Shares as the same shall be constituted at the time of such conversion on the basis of one Class A Share for each Class B Share in respect of which the conversion right is exercised.

     The conversion right provided for in this Article may be exercised by delivery to the Secretary of the Corporation of the certificate or certificates representing the Class B Shares in respect of which the holder thereof desires to exercise such right of conversion with the direction to convert on the reverse of such certificate or certificates or a form to like effect, duly completed and executed by the person registered on the books of the Corporation as the holder of the Class B Shares in respect of which such right is being exercised or by his duly authorized attorney. Upon receipt of such certificate or certificates and the direction to convert, the Corporation shall issue a certificate representing Class A Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class B Shares in respect of which such right of conversion is being exercised. The holder shall pay any governmental or other tax imposed on or in respect of such conversion right. If less than all the Class B Shares represented by any certificate are to be converted, the holder shall be entitled to be issued a new certificate for the Class B Shares representing the shares comprised in the original certificate which are not to be converted.


                        RESOLUTION OF THE DIRECTORS OF
                                 imagicTV Inc.


BE IT RESOLVED THAT:

1. The existing By-laws of the Corporation be repealed effective January 21, 1998;

2. The following be enacted as the By-laws of the Corporation effective January 21, 1998.

                                 BY-LAW NO. 1
                             A BY-LAW TO REGULATE
                          THE BUSINESS AND AFFAIRS OF

                                 imagicTV Inc.

1.   INTERPRETATION

1.01 Definitions. In this By-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

     (a)  the following terms shall have the means specified:
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          (i)   "Act" means the Canada Business Corporations Act or any statute which may be substituted therefor, as amended from time to time;

          (ii) "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of arrangement, articles of dissolution, articles of reorganization or articles of revival of the Corporation and includes any amendments;

          (iii) "board" means the board of directors of the Corporation;

          (iv)  "Corporation" means imagicTV Inc.

          (v)   "director" means a member of the board; and

          (vi) "meeting of shareholders" means an annual meeting of shareholders of the Corporation, or a special meeting of shareholders of the Corporation, or both, and includes a meeting of any class or series of any class of shareholders of the Corporation;

     (b) terms used herein that are defined in the Act shall have the meanings given to those terms in the Act; and

     (c) words importing the masculine gender shall include the feminine and neuter genders, and words importing the singular number shall include the plural number, and vice versa.

2.   SHAREHOLDERS

2.01 Annual and Special Meetings. The board shall call an annual meeting of shareholders not later than 15 months after the holding of the last preceding annual meeting. The board may at any time call a special meeting of shareholders.

2.02 Place of Meetings. Meetings of shareholders shall he held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada.

2.03 Notice of Meetings. Notice in writing of the time and place of each meeting of shareholders shall be sent not less than 21 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditors of the Corporation. The accidental failure to give notice of a meeting of shareholders to any person entitled thereto or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

2.04 Quorum. At any meeting of shareholders, the holders present in person or represented by proxy of at least a majority of the outstanding shares of the Corporation entitled to be voted at the meeting shall constitute a quorum for the transaction of business.

2.05 Chairman and Secretary. The chairman of the board or, in the absence of the chairman, the president or, in the absence of the president, a vice president shall be chairman of any meeting of the shareholders and, if none of the said officers be present within 15 minutes after the time appointed for holding the meeting, the shareholders present and entitled to vote shall choose a chairman from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.
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     2.06  Show of Hands. Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote thereon shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

     2.07 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of a ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which each person is entitled vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

     2.08 Dividend. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's address recorded in the Corporation's securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their address recorded in the securities register of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

     2.09 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

     2.10 Unclaimed Dividends. Any dividends unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

3.   DIRECTORS AND OFFICERS

     3.01 Number of Directors and Quorum. Until changed in accordance with the Act, the board shall consist of such number of directors not greater than 9 not less than 1 as the board may from time to time determine. A quorum for meetings of the Board shall consist of a majority of the members of the Board, with at least one (1) nominee of the NBT Holder and of the KRP Holder (as those terms are defined in the Shareholder Agreement between 506048 N.B. Ltd., The New Brunswick Telephone Company, Limited, imagicTV Inc. and Kanata Research Park Corporation made as of January 21, 1998) being present. In the event that a quorum is not obtained at any meeting, the meeting shall be adjourned and may be reconvened upon 14 days notice to the directors. In the event a quorum is not obtained at the reconvened meeting, the meeting shall be again adjourned and when reconvened, the quorum shall be any five directors. Where the required number of directors is one, the sole director of the Corporation may constitute a meeting.
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     3.02  Election and Term. Directors shall be elected by the shareholders at each annual meeting of shareholders at which an election of directors is required and shall hold office for a term expiring not later than the close of the next annual meeting of shareholders following the election. The number of directors to be elected at any such meeting shall be that number most recently determined by the board. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairman in accordance with section
           2.07. If an election of directors is not held at an annual meeting of shareholders at which such election is required, the directors then in office shall continue in office until their successors are elected.

     3.03 Meetings of Board. The Board shall meet at least once in every 12 month period during the term of this Agreement and in the event that a meeting of the Board is not held during any 3 month period, any director may call a meeting of the Board on 14 days prior notice to the other directors. At each meeting of the Board, unless waived unanimously by the Board, the President shall report fully to the Board with respect to the current status of the operations of the Corporation and with respect to all major developments or planned action involving the Corporation and shall present to the meeting complete current financial information with respect to the Corporation.

     3.04 Place of Meetings. Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Canada.

     3.05 Calling of Meetings. Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairman of the board, the president or any two directors may determine.

     3.06 Notice. Written notice of the time and place of each meeting of the board shall be given to each director at least 48 hours before the meeting. A notice of meeting of the board need not specify the business to be transacted at the meeting except as may be required by the Act. The accidental failure to give notice of a meeting of the board to a director or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

     3.07 Votes to Govern. At all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairman of the meeting shall, in addition to his original vote, cast a second or deciding vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required to demanded.

     3.08 Chairman and Secretary. The chairman of the board or, in the chairman's absence, the vice-chairman, or in the vice-chairman's absence, the president or, in the president's absence, a vice-president shall be chairman of any meeting of the board. If none of the said officers is present, the directors present shall choose one of their number to be the chairman. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

     3.09 Committees. The board may elect or appoint additional committees composed of directors and/or other persons which may exercise such powers as, subject to any limitations prescribed by the Act, the board may delegate to them and shall have such other functions as the board may determine.

     3.10 Appointment of Officers. The board may from time to time appoint a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. A chairman shall be elected from among the directors nominated by the NBT Holder.

     3.11 Indemnity of Directors and Officers. Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was
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           a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and such director or officer's heirs and legal representatives, against all costs, shares and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of such Corporation or body corporate (or by reason of having undertaken such liability); and the Corporation shall with the approval of a court indemnify a person in respect of an action by or on behalf of the Corporation or body corporate, to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action;

if in each case such director or officer:

(a) acted honestly and in good faith with a view of the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

     Notwithstanding the foregoing, the Corporation shall, without requiring the approval of a court, indemnify any person referred to above, in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions referred to in (a) and (b) above.

3.12 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 3.10 as the board may from time to time determine.

4.   EXECUTION OF DOCUMENTS

4.01 The Board may from time to time determine the officer or other persons by whom any particular document or instrument or class of documents or instruments of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproductions of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

     The foregoing resolution is signed by all the directors of the Corporation pursuant to subsection 117(1) of the Canada Business Corporations Act as of and effective from the 21/st/ day of January, 1998.

     Peter G. Jollymore

     G.L. Pond

     Curtis I. Howe

     Terry Matthews

     Tom Vallis